EX-99.(a)(3)

Form of Schedule A

Goldman Sachs ETF Trust

As of April 21, 2020

Series of Shares	Date Established
Goldman Sachs Access China Bond ETF	June 4, 2019
Goldman Sachs Access Emerging Markets Local Currency Bond ETF	March 15, 2017
Goldman Sachs Access Emerging Markets USD Bond ETF	March 14, 2018
Goldman Sachs Access High Yield Corporate Bond ETF	March 15, 2017
Goldman Sachs Access Inflation Protected USD Bond ETF	March 14, 2018
Goldman Sachs Access Investment Grade Corporate 1-5 Year Bond ETF	June 4, 2019
Goldman Sachs Access Investment Grade Corporate 10+ Year Bond ETF	June 4, 2019
Goldman Sachs Access Investment Grade Corporate Bond ETF	March 15, 2017
Goldman Sachs Access Investment Grade Floating Rate ETF	September 20, 2018
Goldman Sachs Access Total Bond Market ETF	June 4, 2019
Goldman Sachs Access Treasury 0-1 Year ETF	April 12, 2016
Goldman Sachs Access Ultra Short Bond ETF	September 20, 2018
Goldman Sachs Access U.S. Aggregate Bond Market ETF	June 21, 2019
Goldman Sachs Access U.S. Treasury Bond ETF	June 4, 2019
Goldman Sachs ActiveBeta® International Equity ETF	April 16, 2015
Goldman Sachs ActiveBeta® Emerging Markets Equity ETF	April 16, 2015
Goldman Sachs ActiveBeta® Europe Equity ETF	April 16, 2015
Goldman Sachs ActiveBeta® Japan Equity ETF	April 16, 2015
Goldman Sachs ActiveBeta® U.S. Large Cap Equity ETF	April 16, 2015
Goldman Sachs ActiveBeta® U.S. Low Vol Plus Equity ETF	February 19, 2020
Goldman Sachs ActiveBeta® U.S. Small Cap Equity ETF	April 16, 2015
Goldman Sachs MarketBeta Emerging Markets Equity ETF	June 4, 2019
Goldman Sachs Energy Infrastructure Enhanced ETF	December 18, 2019
Goldman Sachs Eurozone Banks ETF	November 28, 2018
Goldman Sachs Equal Weight U.S. Large Cap Equity ETF	March 15, 2017
Goldman Sachs Equity Long Short Hedge Tracker ETF	April 16, 2015

Goldman Sachs Event Driven Hedge Tracker ETF	April 16, 2015
Goldman Sachs Hedge Industry VIP ETF	July 23, 2015
Goldman Sachs HFR Hedge Tracker Multi-Strategy ETF	June 6, 2018
Goldman Sachs MarketBeta International Equity ETF	June 4, 2019
Goldman Sachs MarketBeta International Small Cap Equity ETF	June 4, 2019
Goldman Sachs JUST U.S. Large Cap Equity ETF	December 8, 2017
Goldman Sachs Macro Hedge Tracker ETF	April 16, 2015
Goldman Sachs Motif Composite ETF (to be renamed “Goldman Sachs Composite ETF” effective on or about May 15, 2020)	February 19, 2020
Goldman Sachs Motif Data-Driven World ETF (to be renamed “Goldman Sachs Data-Driven World ETF” effective on or about May 15, 2020)	July 19, 2018
Goldman Sachs Motif Finance Reimagined ETF (to be renamed “Goldman Sachs Finance Reimagined ETF” effective on or about May 15, 2020)	July 19, 2018
Goldman Sachs Motif Human Evolution ETF (to be renamed “Goldman Sachs Human Evolution ETF” effective on or about May 15, 2020)	July 19, 2018
Goldman Sachs Motif Manufacturing Revolution ETF (to be renamed “Goldman Sachs Manufacturing Revolution ETF” effective on or about May 15, 2020)	July 19, 2018
Goldman Sachs Motif New Age Consumer ETF (to be renamed “Goldman Sachs New Age Consumer ETF” effective on or about May 15, 2020)	July 19, 2018
Goldman Sachs Relative Value Hedge Tracker ETF	April 16, 2015
Goldman Sachs MarketBeta U.S. Equity ETF	June 4, 2019